                                                                   EXHIBIT 10.23


                            BUSINESS LOAN AGREEMENT
                            -----------------------

     This Agreement dated as of March 10, 1997, is among Bank of America National Trust and Savings Association (the "Bank"), and Image Entertainment, Inc., a California corporation (the "Borrower").

1.   DEFINITIONS
     -----------

     1.1  Definitions.  The following terms where used in this Agreement shall
          -----------
have the meanings set forth below. Other capitalized terms used in this Agreement not defined below shall have the meanings set forth in the body of this Agreement.

               "Addendum" means the Addendum to this Agreement which sets forth
                --------
          the terms and conditions for advances hereunder from the date hereof until the Construction Advance Expiration Date.

               "Architect" means any other architect selected by the Borrower in
                ---------
          connection with the design of the Improvements and deemed acceptable by the Bank in the reasonable exercise of its discretion.

               "Architect Contract" means that certain "Standard Form of
                ------------------
          Agreement between Owner and Architect" dated July 22, 1996, between the Architect and the Borrower relating to the design and construction of the Improvements and the preparation of the Construction Plans, including any amendments, supplements or modifications thereto.

               "Banking Day" shall have the meaning set forth in Section 6.4.
                -----------

               "Borrowing Date" means any date on which an advance is made under
                --------------
          Section 6.

               "Capital Lease" has the meaning specified in the definition of
                -------------
          Capital Lease Obligations.

               "Capital Lease Obligations" means the portion of all monetary
                -------------------------
          obligations of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, is required to be shown on the balance sheet of the Borrower in respect of any lease or similar arrangement classified as a capital lease ("Capital Lease").
                                          -------------

               "Cash" means all monetary and non-monetary items owned by any
                ----
          person that are treated as cash in accordance with GAAP.

               "Cash Interest Expense" means Interest Expense that is paid or
                ---------------------
          currently payable in Cash.

               "Collateral" means the Real Property and Improvements and all
                ----------
          personal property and proceeds thereof now owned or hereafter acquired by the Borrower in or upon which a lien now or hereafter exists in favor of the Bank, whether under this Agreement or under any Collateral Document.

               "Collateral Documents" means, collectively, (i) the Deed of
                --------------------
          Trust, all other security agreements, lease assignments and other similar agreements between the Borrower and the Bank now or hereafter delivered to the Bank as security for all or a part of the Obligations, and all financing statements (or comparable documents now or hereafter filed

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          in accordance with the UCC or comparable law) against the Borrower as debtor in favor of the Bank and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

               "Completion of Construction" means the completion of the
                --------------------------
          Improvements in a workmanlike manner in material conformity to the Construction Plans and the Cost Breakdown, as evidenced by: (a) the issuance of a temporary certificate of occupancy for the Improvements by the City of Las Vegas and Clark County; (b) the due recording of a notice of completion in accordance with applicable Laws; (c) the payment, or the satisfactory provision for payment, of all materialmen's claims, mechanics' liens or other liens or claims for liens directly related to the Improvements (other than those created pursuant to the Loan Documents); (d) the delivery of certificates by the Architect, the Contractor and by an officer of the Borrower, to the Bank certifying that the Improvements have been substantially completed in accordance with the Construction Plans and in substantial compliance with all applicable Laws; (e) the Improvements being in a physical condition (including installation of fixtures, furnishings and equipment) to permit the Borrower to engage in its operations in the ordinary course of business at the Improvements; and (f) the granting to the Borrower of all necessary licenses, permits and consents to operate the Improvements. For the purposes of the preceding sentence, satisfactory provision for payment of materialmen's claims, mechanics' liens or other liens or claims for liens shall be deemed to have been made if the Borrower provides a bond, cash deposit or other security which the Bank in the exercise of its reasonable judgment determines to be satisfactory.

               "Completion Date" means the date as of which Completion of
                ---------------
          Construction occurs.

               "Construction Advance Expiration Date" means January 31, 1998.
                ------------------------------------

               "Construction Availability Period" has the meaning specified in
                --------------------------------
          Section 2.2(a).

               "Construction Contract" means, collectively, that certain
                ---------------------
          "Standard Form of Agreement Between Owner and Contractor" dated November 25, 1996, between Contractor and the Borrower, relating to the construction of the Improvements.

               "Construction Draw Request" has the meaning specified in Section
                -------------------------
          3.1 of the Addendum.

               "Construction Plans" means all drawings, plans and specifications
                ------------------
          prepared by or for the Borrower, as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by Bank, for the construction of the Improvements and the labor and materials necessary for the construction thereof.

               "Contractor" means Carson Construction or any other licensed
                ----------
          general contractor selected by the Borrower in connection with the construction of the Improvements and deemed acceptable by the Bank in the reasonable exercise of its discretion.

               "Cost Breakdown" means a detailed breakdown of construction,
                --------------
          financing and other costs relating to the construction of the Improvements, as approved by the Bank, as amended from time to time in accordance with the Addendum, a copy of which has been attached to the Addendum as Schedule 1 thereto.

               "Debt Service Coverage Ratio" means, as of the last day of each
                ---------------------------
          fiscal quarter (including the last day of a fiscal quarter which is also the last day of a fiscal year), the ratio of (a) EBITDA (calculated for the immediately preceding four fiscal quarters) divided by (b) the sum of (i) Cash Interest Expense calculated for the
          ----------
          immediately preceding four fiscal quarters plus (ii) the current
                                                     ----
          portion of Funded Debt (including the scheduled Commitment reductions required by Section 2), for the four fiscal quarters immediately following the end of such fiscal quarter, plus (iii) any other
                                                    ----
          required principal payment of long-term debt or capital leases for the four (4) fiscal quarters immediately following the end of such fiscal quarter.

               "Deed of Trust" has the meaning specified in Section 5.1.
                -------------

               "EBITDA" means, for any period, for the Borrower, the sum of (a)
                ------
          Net Income for that period plus (b) any extraordinary loss reflected
                                     ----
          in such Net Income, minus (c) any extraordinary gain reflected in such
                              -----
          Net Income, plus (d) cash Interest Expense for such period, plus (e)
                      ----                                            ----
          depreciation, amortization and all other non-cash expenses for that period, in each case as determined in accordance with GAAP and, in the case of items (d) and (e) only to the extent deducted in the determination of Net Income for that period.

               "Event of Default" means any event described in Sections 11.1
                ----------------
          through 11.1b of the Agreement.

               "Funded Debt" means as of the last day of any fiscal quarter
                -----------
          (including the last day of a fiscal quarter which is also the last day of a fiscal year), without duplication, the average outstanding for the final day of each month of the applicable fiscal quarter of (a) the principal amount of all indebtedness of the Borrower for borrowed money, plus (b) the aggregate amount of all Capital Lease Obligations
                 ----
          of the Borrower, all as determined in accordance with GAAP.

               "GAAP" means, as of any date of determination, accounting
                ----
          principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

               "Governmental Authority" means any nation or government, any
                ----------------------
          state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Improvements" mean the improvements and facilities to be
                ------------
          constructed on the Real Property, including, but not limited to, a 76,000 square foot automated distribution facility and related furnishings, fixtures, fittings and equipment.

               "Indemnity" has the meaning specified in Section 10.
                ---------

               "Interest Expense" means, for any period, the sum of (a) gross
                ----------------
          interest expense for the period (including all commissions, discounts, fees and other similar charges in connection with standby letters of credit and similar instruments for the Borrower), plus (b) the
                                                            ----
          portions of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP less (c) interest income for that period as determined in
               ----
          accordance with GAAP.

               "Loan Documents" means this Agreement, the Collateral Documents,
                --------------
          the Indemnity, the Notices of Borrowing, and all certificates, agreements or documents of any type or nature hereafter delivered to the Bank in connection therewith, in each case as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

               "Material Adverse Effect" means (a) a material adverse change in,
                -----------------------
          or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower; (b) a material impairment of the ability of the Borrower to perform its respective obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any lien granted to the Bank under any of the Collateral Documents.

               "Net Income" means, with respect to any fiscal period, the
                ----------
          consolidated net income of the Borrower for that period, determined in accordance with GAAP, consistently applied; provided, however, with respect to the third fiscal quarter of 1996, the total of $805,000.00 in non-recurring expenses related to acquisitions and early retirement of debt will not be included in the determination of Net Income.

               "Notice of Borrowing" means a written request for an advance
                -------------------
          under this Agreement following the Construction Availability Period, but prior to the Maturity Date substantially in the form of Exhibit B,
                                                                      ---------
          signed by a Responsible Officer of Borrower.

               "Obligations" means all advances, loans, debts, liabilities,
                -----------
          obligations, covenants and duties owing by the Borrower to the Bank, of any kind or nature, present or future, arising under this Agreement, under any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

               "Operating Lease" means any lease of real or personal property by
                ---------------
          Borrower which is not a Capital Lease.

               "Ordinary Course of Business" means, in respect of any
                ---------------------------
          transaction involving the Borrower, the ordinary course of the Borrower's business, as conducted by Borrower in accordance with past practice and undertaken by Borrower in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

               "Quarterly Payment Date" means December 31, 1997, and each March
                ----------------------
          31, June 30, September 30 and December 31 thereafter.

               "Real Property" means the real property described in Exhibit A,
                -------------                                       ---------
          including the Improvements, together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions and accretions thereto.

               "Requirement of Law" means, (i) as to Borrower, Borrower's
                ------------------
          organizational documents and any law or judgment, award, decree, writ or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Borrower or any of its Properties or to which the Borrower or any of its Properties are subject; and (ii) as to the Real Property, all laws, restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Real Property, including those pertaining to the construction, operation or financing of the Improvements, and all recorded covenants and restrictions affecting the Real Property.

               "Responsible Officer" means the chief executive officer or the
                -------------------
          president or any other officer having substantially the same authority and responsibility of the Borrower; or, with respect to delivery of Construction Draw Requests, any of the foregoing officers of Borrower or other officers of the Borrower designated in a writing signed by the chief executive officer of the Borrower and delivered to the Bank.

               "Revolving Availability Period" has the meaning set forth in
                -----------------------------
          Section 2.2(b).

               "Total Liabilities" means the sum of current liabilities plus
                -----------------
          long-term liabilities.

               "Tangible Net Worth" means the gross book value of the Borrower's
                ------------------
          assets (excluding goodwill, patents, trademarks, tradenames, organizational expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses and other like intangibles and monies due from affiliates, officers, directors, or shareholders of the Borrower) less Total Liabilities, including, but not limited to, accrued and deferred income taxes, and any reserve assets.

     1.2  Other Interpretive Provisions.
          -----------------------------

          (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

               (c) (1) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (2) The term "including" is not limiting and means "including without limitation."

                    (3) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Bank, the Borrower, and the other parties, and are the products of both parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

2.   LINE OF CREDIT AMOUNT AND TERMS
     -------------------------------

     2.1  Line of Credit Amount.
          ---------------------

          (a) During the availability periods described below, the Bank will provide a line of credit to the Borrower (the "Line of Credit"). The maximum amount of the Line of Credit (the "Maximum Commitment Amount") from the date hereof through the Construction Advance Expiration Date shall be Three Million Four Hundred Thirty Three Thousand Five Hundred Dollars ($3,433,500.00). On each Quarterly Payment Date the Maximum Commitment Amount shall be reduced by an amount equal to Forty Two Thousand Nine Hundred Eighteen and 75/100 Dollars ($42,918.75).

          (b) This is a construction line of credit which converts to a reducing revolving line of credit on the Construction Advance Expiration Date. During the Construction Availability Period, Borrower may request advances under the Line of Credit up to the Maximum Commitment Amount. During the Revolving Availability Period, the Borrower may repay principal amounts and reborrow them, provided the Borrower agrees not to permit the outstanding principal balance of the Line of Credit to exceed the applicable Maximum Commitment Amount.

     2.2  Availability Periods.
          --------------------

          (a)  Construction Availability Period. The construction line of credit
               --------------------------------
is available between the date of this Agreement and the Construction Advance Expiration Date, unless the Borrower is in default (the "Construction Availability Period").

          (b)  Revolving Availability Period.  The revolving line of credit is
               -----------------------------
available between the Construction Advance Expiration Date and January 31, 2008 (the "Maturity Date"), unless the Borrower is in default (the "Revolving Availability Period").

     2.3  Interest Rate.
          -------------

          (a) During the Construction Availability Period, the interest rate is the Bank's Reference Rate plus one and one quarter percentage point (1.25) (the
                          ----
"Reference Rate Option"). During the Revolving Availability Period, unless the Borrower elects a LIBOR Rate Option as described in Section 3 below, the interest rate will be the Reference Rate Option.

          (b) Bank of America National Trust and Savings Association's Reference Rate is the rate of interest publicly announced from time to time by Bank as its Reference Rate. Bank's Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Bank's Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Bank's Reference Rate.

     2.4  Repayment Terms.
          ---------------

          (a) During the Construction Availability Period, the Borrower will pay interest on the last day of the first calendar month in which the first advance hereunder is made, and then monthly thereafter on the last day of each month through the Construction Advance Expiration Date. During the Revolving Availability Period, for those portions of the Line of Credit accruing interest at the Reference Rate Option, the Borrower will pay interest on the last day of each month until payment in full of any principal outstanding under the Line of Credit. For those portions of the Line of Credit accruing interest at a LIBOR Rate Option, the Borrower will pay interest at the end of the applicable interest period, except in the case of interest periods exceeding three (3) months, in which case interest will be paid at the end of each ninety (90) day period.

          (b) On each Quarterly Payment Date, the Borrower will be required to pay quarterly principal reduction payments to the extent necessary to reduce the outstanding principal balance of the Line of Credit to the applicable Maximum Commitment Amount set forth in Paragraph 2.1(a) above. On the Maturity Date, the Borrower will repay the remaining principal and unpaid interest in full.

3.   OPTIONAL INTEREST RATE
     ----------------------

     3.1  LIBOR Rate Option.  During the Revolving Availability Period, the
          -----------------
Borrower may elect to have all or portions of the principal balance of the Line of Credit bear interest at the LIBOR Rate Option plus the applicable margin. The applicable margin shall be equal to 2.65 percentage points when the Debt Service Coverage Ratio is equal to or less than 3.0 to 1.0, and the applicable margin shall be equal to 2.25 percentage points when the Debt Service Coverage Ratio exceeds 3.0 to 1.0.

Designation of any LIBOR Rate portion is subject to the following requirements:

          (a) The interest period during which the LIBOR Rate Option will be in effect will be three (3), six (6), nine (9) or twelve (12) months. The last day of the interest period will be determined by the Bank using the practices of the London inter-bank market.

          (b) Each LIB0R Rate portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000) and in multiples of One Hundred Thousand Dollars ($100,000).

          (c) The Borrower shall irrevocably request a LIBOR Rate portion no later than 9:00 a.m. pacific coast time three (3) Banking Days before the commencement of the interest period.

          (d) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100th of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

               LIBOR Rate =        London Rate
                           -----------------------------
                            (1.00 - Reserve Percentage)

               Where,

                    (i) "London Rate" means the interest rate (rounded upward to the nearest 1/100th of one percent) at which the BofA California's London Branch would offer U.S. Dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) banking days before the commencement of the interest period.

                    (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100th of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

          (e) The Borrower may not elect a LIBOR Rate Option with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

          (f) Any portion of the principal balance already bearing interest at the LIBOR Rate Option will not be converted to a different rate during its interest period.

          (g) Each prepayment of a LIBOR Rate portion whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

               (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

               (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the London inter-bank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion (or the scheduled payment date for the amount prepaid, if earlier).

          (h) The Bank will have no obligation to accept an election for a LIBOR Rate portion if any of the following described events has occurred and is continuing:

               (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate portion are not available in the London inter-bank market; or

               (ii) the LIBOR Rate Option does not accurately reflect the cost of a LIBOR Rate portion.

          (i) Borrower may not elect to have more than five (5) LIBOR Rate portions outstanding at any one time.

          (j) Any LIBOR Rate portion shall automatically convert to bearing interest at the Reference Rate Option at the end of the applicable interest period unless Borrower makes another election of a LIBOR Rate Option in accordance with this Section 3.

4.   FEES AND EXPENSES
     -----------------

     4.1  Upfront Fee.  The Borrower agrees to pay an upfront origination fee of
          -----------
Thirty Four Thousand Three Hundred Thirty-Five and 00/100 Dollars ($34,335.00) upon the execution hereof ("Upfront Fee").

     4.2  Conversion Fee.  Upon the expiration of the Construction Availability
          --------------
Period, the Borrower agrees to pay to Bank a conversion fee of Seventeen Thousand One Hundred Sixty Seven and 50/100 Dollars ($17,167.50) (the "Conversion Fee").

     4.3  Commitment Fee.  From and after the Construction Advance Expiration
          --------------
Date, the Borrower shall pay to the Bank a commitment fee on the average daily unused portion of the Maximum Commitment Amount, computed on a quarterly basis in arrears each Quarterly Payment Date, based upon the daily utilization for that quarter as calculated by the Bank, calculated at either (i) one half of one percent (.50%) when the Debt Service Coverage Ratio is equal to or less than 3.0 to 1.0; and (ii) three eighths of one percent (.375%) when the Debt Service Coverage Ratio exceeds 3.0 to 1.0.

     4.4  Expenses.
          --------

          (a) The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, survey fees, and documentation fees.

          (b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

          (c) During the Construction Availability Period the Borrower agrees to reimburse the Bank for the cost of the inspections conducted by the Bank, or Bank's agent.

5.   COLLATERAL
     ----------

     5.1  Real Property.  The Borrower's obligations to the Bank under this
          -------------
Agreement will be secured by the Real Property, together with the Improvements, and all rents, leases, revenues, issues and profits arising from the Real Property and Improvements. To evidence this security, Borrower will execute a deed of trust in favor of the Bank as beneficiary (the "Deed of Trust"), which Deed of Trust will be recorded in the official records of Clark County, Nevada.

     5.2  Personal Property.  The Borrower's obligations to the Bank under this
          -----------------
Agreement will be secured by a security interest in and lien on all of the furniture, fixtures, equipment, accounts and revenues located on, relating to or to be used in connection with the Real Property and Improvements (other than equipment leased by Borrower and Borrower's inventory and receivables), which security interest and lien is to be evidenced by the Deed of Trust.

     5.3  Partial Release.  The Real Property currently consists of
          ---------------
approximately sixteen (16) acres. The Borrower intends to subdivide the Real Property into two (2) separate legal parcels consisting of approximately eight
(8) acres each. Upon completion of the subdivision process for the Real Property in accordance with applicable Nevada law, and subject to the additional conditions precedent set forth below, Bank will cause to be recorded in the official records of Clark County, Nevada, a partial release and reconveyance ("Partial Release") relating to that parcel of the Real Property upon which the Improvements will not be located. The following are conditions precedent to the
                  ---
recording of the Partial Release:

          (a) Bank shall have received and approved a copy of the final parcel map for the Real Property approved by Clark County;

          (b) Bank shall have received a commitment from United Title of Nevada to issue an endorsement, or endorsements, to Bank's policy of title insurance, insuring the validity and priority of the Bank's Deed of Trust upon the recording of the Partial Release; and

          (c) Borrower shall have paid to Bank all fees and costs, including title insurance costs, incurred by Bank in connection with the recording of the Partial Release.

6.   DISBURSEMENTS, PAYMENTS AND COSTS
     ---------------------------------

     6.1  Requests for Advances.  Each request for an advance under this
          ---------------------
Agreement will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank. With respect to any disbursement requests during the Construction Availability Period ("Construction Draw Requests"), the terms and conditions of the Addendum attached hereto and incorporated herein by this reference shall control. With respect to any disbursement requests during the Revolving Availability Period, but prior to the Maturity Date, Borrower shall provide Bank with a Notice of Borrowing.

     6.2  Disbursements and Payments.  Each disbursement by the Bank and each
          --------------------------
payment by the Borrower will be:

          (a) made at the Bank's branch (or other location) selected by the Bank from time to time;

          (b) made for the account of the Bank's branch selected by the Bank from time to time;

          (c) made in immediately available funds, or such other type of funds selected by the Bank;

          (d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

     6.3  Telephone Authorization.
          -----------------------

          (a) The Bank may honor telephone instructions for repayments given by any one of the individual signer(s) of this Agreement or a person or persons authorized by any one of the signer(s) of this Agreement in writing.

          (b) Repayments will be withdrawn from the Borrower's accounts with the Bank as designated in writing by the Borrower.

          (c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by a signer of this Agreement or a person authorized by a signer. This indemnity and excuse will survive this Agreement's termination.

     6.4  Banking Days.  Unless otherwise provided in this Agreement, a banking
          ------------
day is a day other than a Saturday or a Sunday on which the Bank is open for business in Nevada ("Banking Day"). All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the credit on the next Banking Day.

     6.5  Taxes.  The Borrower will not deduct any taxes from any payments it
          -----
makes to the Bank. If any Governmental Authority imposes any taxes or charges on any payments made by the Borrower, the Borrower will pay the taxes or charges. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by providing the Bank official tax receipts (or notarized copies) within thirty (30) days after the due date. However, the Borrower will not pay the Bank's net income taxes.

     6.6  Interest Calculation.  Except as otherwise stated in this Agreement,
          --------------------
all interest and fees, if any, will be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. This results in more interest or a higher fee than if a three hundred sixty-five (365) day year is used.

     6.7  Interest on Late Payments.  In the event any payment required
          -------------------------
hereunder is received by the Bank fifteen (15) days after its due date, a late charge of five percent (5.00%) of each overdue payment may be charged for the purpose of defraying the expenses incident to handling said delinquent payments and as an inducement to the Borrower to make timely payment. Acceptance of a scheduled payment fifteen (15) days after its due date shall not waive any appropriate late charge, nor shall it constitute a waiver of any Event of Default.

     6.8  Default Rate.  Upon the occurrence and during the continuation of any
          ------------
Default under this Agreement, advances hereunder will, at the option of the Bank, bear interest at a rate per annum which is three percentage points (3.00%) higher than the rate of interest otherwise provided under this Agreement (the "Default Rate"). Failure by the Bank to assess the Default Rate where appropriate will not constitute a waiver of any Event of Default.

7.   CONDITIONS
     ----------

     In addition to those conditions precedent for construction advances as set forth in the Addendum, the Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement.

     7.1  Authorizations.  Evidence that the execution, delivery and performance
          --------------
by the Borrower of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

     7.2  Governing Documents.  A copy of Borrower's articles of incorporation
          -------------------
and bylaws.

     7.3  Legal Opinions.  Upon Bank's request, the Borrower shall provide the
          --------------
Bank with an opinion of the Borrower's counsel, satisfactory to the Bank, that:
(1) the Borrower is authorized to enter into the transactions evidenced by this Agreement and Collateral Documents; and (2) the subject transactions do not require the approval of any Governmental Authority, except as otherwise specified. The legal opinion shall also cover such additional matters as the Bank may require. The legal counsel and the terms of the opinion must be acceptable to the Bank.

     7.4  Resolution.  With this Agreement, a resolution, passed by the
          ----------
Borrower's board of directors, authorizing the Borrower to enter into this Agreement and any instrument or agreement required under this Agreement. Such resolution shall also authorize specific individuals to execute this Agreement and any instrument or agreement required under this Agreement.

     7.5  Collateral Agreements.  Signed Collateral Documents, as well as
          ---------------------
financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

     7.6  Evidence of Priority.  Evidence that security interests and liens in
          --------------------
favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

     7.7  Title Insurance.  An ALTA lender's title insurance policy and from a
          ---------------
title company acceptable to Bank, for at least $3,433,500.00, insuring the lien of the Bank's Deed of Trust as a first and prior lien on the Real Property and Improvements subject only to those matters approved in writing by Bank.

     7.8  Insurance.  Evidence of insurance coverage, as required in the
          ---------
"Covenants" section of this Agreement, and as required by the Addendum.

     7.9  Other Items.  Any other items that the Bank reasonably requires,
          -----------
including, but not limited to the following:

          (a) Copy of ALTA/ASCM survey of the Real Property acceptable to the Bank.

          (b) Executed copy of an Assignment of Construction Agreements and Consent of Contractor.

          (c) Executed copy of an Assignment of Agreements, Plans and Specifications and Consent of Architect.

8.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

     8.1  Organization of the Borrower.  The Borrower is a corporation duly
          ----------------------------
formed and existing under the laws of the State of California.

     8.2  Authorization.  This Agreement, and any instrument or agreement
          -------------
required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

     8.3  Enforceable Agreement.  This Agreement is a legal, valid and binding
          ---------------------
agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding, and enforceable.

     8.4  Good Standing.  In each jurisdiction in which the Borrower does
          -------------
business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

     8.5  No Conflicts.  This Agreement does not conflict with any law,
          ------------
agreement, or obligation by which the Borrower is bound.

     8.6  Financial Information.  All financial and other information that has
          ---------------------
been or will be supplied to the Bank, including, but not limited to, the Borrower's 1996 audited financial statements dated as of March 31, 1996, are:

          (a) sufficiently complete to give the Bank accurate knowledge of the Borrower's financial condition.

          (b)  in form and content required by the Bank.

          (c)  in compliance with all government regulations that apply.

Since the date of the financial statement(s) specified above, there has been no Material Adverse Effect with respect to the assets or the financial condition of the Borrower.

     8.7  Lawsuits.  There is no lawsuit, tax claim or other dispute pending or
          --------
threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

     8.8  Collateral.  All Collateral required in this Agreement is owned by the
          ----------
grantor of the security interest free of any title defects or any liens or interests of others.

     8.9  Permits, Franchises.  The Borrower possesses all permits, memberships,
          -------------------
franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict of the rights of others.

     8.10 Other Obligations.  The Borrower is not in default on any obligation
          -----------------
for borrowed money; any purchase money obligation; or any other material lease, commitment, contract, instrument, or obligation.

     8.11 No Event of Default.  There is no event which is, or with notice or
          -------------------
lapse of time or both would be, an event of Default under this Agreement.

     8.12 ERISA Plans.
          -----------

          (a) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

          (b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 days notice.

          (c) No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under
Section 4041 of ERISA.

          (d)  No proceeding has been commenced with respect to a Plan under
Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

          (e) The following terms have the meanings indicated for purposes of this Agreement:

               (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               (iii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               (iv) "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     8.13 Location of Borrower.  The Borrower's place of business (or, if the
          --------------------
Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

9.   COVENANTS
     ---------

     In addition to the special covenants relating to the construction of the Improvements set forth in the Addendum, the Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

     9.1  Use of Proceeds.  During the Construction Availability Period, to use
          ---------------
the proceeds of the line of credit for the development and construction of the Improvements. From and after the Construction Advance Expiration Date, to use the proceeds of the Line of Credit for general working capital.

     9.2  Financial Information.  To provide the following financial information
          ---------------------
and statements and such additional information as requested by the Bank (in a form and content acceptable to the Bank) from time to time:

          (a) Within ninety (90) days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited with an unqualified opinion by a Certified Public Accountant ("CPA") acceptable to the Bank.

          (b) Within ninety (90) days of the end of each of Borrower's fiscal year ends, Borrower's capital expenditure budget and annual operating budget projections.

          (c) Within forty five (45) days of the period's end, excluding the fiscal year end period, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared.

          (d) Copies of any annual reports, proxy statements, financial statements, reports or communications sent to shareholders, and copies of any annual, regular, periodic or special reports or registration statements filed with the SEC within fifteen (15) days after the same become available.

     9.3  Debt Service Coverage Ratio.  To maintain a minimum Debt Service
          ---------------------------
Coverage Ratio of not less than 2.0 to 1.0.

     9.4  Maximum Total Liabilities to Tangible Net Worth.  To maintain a ratio
          -----------------------------------------------
of Total Liabilities to Tangible Net Worth of not more than 2.0 to 1.0.

     9.5  Maximum-Loan-to-Value Ratio.  At all times during the term of this
          ---------------------------
Agreement, the ratio of the applicable Maximum Commitment Amount of the Line of Credit to the discounted value of the Real Property and Improvements at stabilized occupancy ("Discounted Stabilized Value") shall at no time exceed seventy percent (70%)(the "Maximum Loan-to-Value Ratio"). For purposes of this
Section 9.5, Bank shall determine the Discounted Stabilized Value of the Real Property and Improvements using a methodology which (i) conforms to then-current regulatory requirements, (ii) is considered by Bank to be appropriate under the circumstances, and (iii) takes into account then-current market conditions, including vacancy factors, estimated date of stabilization, discount rates, and rental rates and concessions, all as determined by Bank.

     9.6  Other Liens.  Not to create, assume, or allow any security interest or
          -----------
lien (including judicial liens) on the Real Property and Improvements, except:

          (a)  Deeds of trust and security agreements in favor of the Bank.

          (b)  Liens for taxes not yet due.

     9.7  Notices to the Bank.  To promptly notify the Bank in writing of:
          -------------------

          (a) any lawsuit over One Million Dollars ($1,000,000) against the Borrower.

          (b) any substantial dispute between the Borrower and any Governmental Authority.

          (c)  any failure to comply with this Agreement.

          (d) any Material Adverse Effect with respect to the Borrower's financial condition or operations.

          (e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

     9.8  Books and Records.  To maintain adequate books and records.
          -----------------

     9.9  Audits and Site Visits.
          ----------------------

          (a) Upon written notice to Borrower, to allow the Bank and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

          (b) In addition to those rights granted to the Bank under the Addendum during the Construction Availability Period, to allow the Bank and its agents and representatives to enter and visit the Real Property upon advance notice during normal business hours for the purposes of:

               (i)   performing an appraisal;

               (ii)  inspecting the Real Property and Improvements;

               (iii) taking soil or groundwater samples; and

               (iv) conducting tests, among other things, to investigate for the presence of hazardous substances, as defined in Section 10 hereof.

     In each instance, the Bank shall give the Borrower notice before entering the Real Property and Improvements. The Bank shall make an effort to avoid interfering with the Borrower's use of the Real Property and Improvements when exercising any of the rights granted in this paragraph 9.9(b). The Bank is under no duty to visit or observe the Real Property and Improvements, or to examine any books or records. Any site visit, observation or examination by the Bank shall be solely for the purpose of protecting the Bank's security and preserving the Bank's rights under this Agreement and the Security Documents. The Bank owes no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any adverse condition affecting the Real Property and Improvements, including any defects in the design or construction of any improvements on the Real Property and Improvements or the presence of any hazardous substances on the Real Property and Improvements.

     9.10 Compliance with Laws.  To comply with the laws (including any
          --------------------
fictitious name statute), regulations, and orders of any Governmental Authority.

     9.11 Preservation of Rights.  To maintain and preserve all rights,
          ----------------------
privileges, and franchises the Borrower now has.

     9.12 Maintenance of Properties.  To make any repairs, renewals, or
          -------------------------
replacements to keep the Borrower's properties in good working condition.

     9.13 Perfection of Liens.  To help the Bank perfect and protect its
          -------------------
security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

     9.14 Cooperation.  To take any action requested by the Bank to carry out
          -----------
the intent of this Agreement.

     9.15 Insurance.  In addition to those requirements set forth in the
          ---------
Addendum:

          (a)  Insurance Covering Collateral.  To maintain all risk property
               -----------------------------
damage insurance policies covering the tangible property comprising the Collateral. Each insurance policy must be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

          (b)  General Business Insurance. To maintain insurance satisfactory to
               --------------------------
the Bank as to amount, nature, and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

          (c)  Evidence of Insurance.  Upon the request of the Bank, deliver to
              ---------------------
the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

     9.16 Dividends/Stock Reimbursement.  Not to declare any dividends on
          -----------------------------
outstanding shares of Borrower's capital stock. Not to enter into any purchase, redemption or acquisition of the Borrower's capital stock, or create any sinking fund in relation thereto, in excess of the two million five hundred thousand (2,500,000) shares previously authorized by Borrower's board of directors as of January 7, 1997.

     9.17 Additional Negative Covenants.  Not to, without the Bank's written
          -----------------------------
consent:

          (a) engage in any business activities substantially different from the Borrower's present business of distributing home entertainment software.

          (b)  liquidate or dissolve the Borrower's business.

          (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination.

          (d) lease, or dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

          (e) acquire or purchase a business or its assets outside of the home entertainment software industry.

     9.18 ERISA Plans.  To give prompt written notice to the Bank of:
          -----------

          (a) The occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

          (b) Any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

          (c)  Any notice of noncompliance made with respect to a Plan under
Section 4041(b) of ERISA.

          (d)  The commencement of any proceeding with respect to a Plan under
Section 4042 of ERISA.

10.  HAZARDOUS WASTE INDEMNIFICATION
     -------------------------------

     The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under, or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes, but is not limited to, attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries, and all of their directors, officers, employees, agents, successors, attorneys, and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state, or local law. This indemnity will survive repayment of the Borrower's obligations to the Bank. The Borrower agrees to execute a separate secured indemnity agreement on the Bank's form to evidence this indemnity (the "Indemnity").

11.  DEFAULT
     -------

     If any of the following events of default occur, the Bank may do one or more of the following: declare the Borrower in default, terminate this Agreement, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without further notice; provided, however that if any bankruptcy or insolvency petition is filed with respect to the Borrower, or the default relates to an event described in paragraph 11. 4 or 11. 5, the entire debt outstanding under this Agreement will automatically become due immediately.

     11.1  Failure to Pay.  The Borrower fails to make a payment under this
           --------------
Agreement when due.

     11.2  Lien Priority.  The Bank fails to have an enforceable first lien
           -------------
(except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan.

     11.3  False Information.  The Borrower has given the Bank false or
           -----------------
misleading information or representations.

     11.4  Bankruptcy.  The Borrower files a bankruptcy petition, a bankruptcy
           ----------
petition is filed against the Borrower and such involuntary petition is not dismissed within forty-five (45) days thereafter, or the Borrower makes a general assignment for the benefit of creditors.

     11.5  Receivers.  A receiver or similar official is appointed for the
           ---------
Borrower's business, or the business is terminated.

     11.6  Lawsuits.  Any lawsuit or lawsuits are filed on behalf of one or more
           --------
trade creditors against the Borrower in an aggregate amount of Five Million Dollars ($5,000,000) or more in excess of any insurance coverage.

     11.7  Judgments.  Any judgments or arbitration awards are entered against
           ---------
the Borrower, or the Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage .

     11.8  Government Action.  Any Governmental Authority takes action that the
           -----------------
Bank believes cause a Material Adverse Effect.

     11.9  Material Adverse Effect. The occurrence of a Material Adverse Effect.
           -----------------------

     11.10 Cross-default. Any default occurs under any agreement in connection
           -------------
with any credit the Borrower has obtained from anyone else or which the Borrower has guaranteed.

     11.11 Default Under Related Documents. Any default occurs under any of the
           -------------------------------
other documents required by this Agreement, which default remains uncured after any applicable cure period.

     11.12 Other Bank Agreements.  The Borrower fails to meet the conditions
           ---------------------
of, or fails to perform any obligation under any other agreement the Borrower has with the Bank or any affiliate of the Bank.

     11.13 Other Breach Under Agreement.  The Borrower fails to meet the
           ----------------------------
conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article, and such failure continues for thirty (30) days ("Initial Cure Period") after written notice from Bank to Borrower. So long as Borrower begins within the Initial Cure Period and diligently continues to cure the failure, and Bank, in its sole judgment, determines that the cure cannot reasonably be completed at or before expiration of the Initial Cure Period, then the Initial Cure Period may be extended by a period not to exceed ninety (90) days.

12.  ENFORCING THIS AGREEMENT; MISCELLANEOUS
     ---------------------------------------

     12.1 GAAP.  Except as otherwise stated in this Agreement, all financial
          ----
information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

     12.2 Governing Law.  This Agreement shall be governed, interpreted and
          -------------
construed in accordance with the laws of the State of Nevada.

     12.3 Successors and Assigns.  This Agreement is binding on the Borrower's
          ----------------------
and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of setoff against the Borrower.

     12.4 Arbitration.
          -----------

          (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

               (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

               (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

               (iii) Any violation of this Agreement; or

               (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

          (b) Any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by the laws of the State of Nevada. All arbitrators shall be selected from a list of arbitrators within the State of Nevada as provided by the American Arbitration Association.

          (c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration; except as otherwise provided herein.

          (d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

          (e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

           (f) The decision that results from an arbitration proceeding may be submitted to the appropriate court of law to be confirmed and enforced.

           (g) This provision does not limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff.

     12.5  Severability; Waivers.  If any part of this Agreement is not
           ---------------------
enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives any Event of Default, it may enforce a later Event of Default. Any consent or waiver under this Agreement must be in writing.

     12.6  Costs.  If the Bank incurs any expenses in connection with
           -----
administering or enforcing this Agreement, or if the Bank takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

     12.7  Attorneys' Fees. In the event of a lawsuit or arbitration proceeding,
           ---------------
the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     12.8  One Agreement.  This Agreement and any related security or other
           -------------
agreements required by this Agreement, collectively:

           (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

           (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit, and

           (c) are intended by the Bank and the Borrower as the final, complete, and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

     12.9  Exchange of Information.  The Borrower agrees that the Bank may
           -----------------------
exchange financial information about the Borrower with BankAmerica Corporation affiliates and other related entities.

     12.10 Notices.  All notices required under this Agreement shall be
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personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

     12.11 Headings.  Article and paragraph headings are for reference only and
           --------
shall not affect the interpretation or meaning of any provisions of this Agreement.

     12.12 Counterparts.  This Agreement may be executed in as many
           ------------
counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

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

     This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA NATIONAL                IMAGE ENTERTAINMENT, INC.,
TRUST AND SAVINGS ASSOCIATION           a California corporation

By:  /s/ JUDY CROSSWHITE                By:  /s/ JEFF M. FRAMER
     ---------------------------             --------------------------------
     Judy Crosswhite                         Name:  Jeff M. Framer
     Vice President                          Title: Chief Financial Officer

Address where notices to the                 Address where notices to the
Bank are to be sent:                         Borrower are to be sent:
Commercial Banking Division - South          9333 Oso Avenue
300 South Fourth Street, 2nd Floor           Chatsworth, California 91311-6089
Las Vegas, Nevada 89101

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